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                                                                     Exhibit 3.3


[NEVADA SECRETARY OF STATE,
DEAN HELLER LETTERHEAD]



                                 CERTIFICATE OF
                                   AMENDMENT
                          (PURSUANT TO NRS 78.385 AND
                                    78.390)
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          IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

                         FOR NEVADA PROFIT CORPORATIONS

          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

                              -REMIT IN DUPLICATE-

1. Name of corporation: WATTAGE MONITOR INC.____________________________

________________________________________________________________________



2. The articles have been amended as follows (provide article numbers, if available):

PLEASE SEE EXHIBIT A ATTACHED HERETO.___________________________________
________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 7,307,316 VOTES.*

4. Signatures (Required):

   /s/ Gerald R. Alderson                    /s/ Daniel I. Dewolf
   ---------------------------               -------------------------
   President or Vice President               Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.


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                                    EXHIBIT A


     SECOND: The Company hereby amends its Amended and Restated Articles of Incorporation as follows:

     The first sentence of Article Fourth of the Company's Amended and Restated Articles of Incorporation is amended to increase the total number of shares of common stock which the Company shall have the ability to issue by twenty-five million to fifty million shares. Said Article Fourth of the Amended and Restated Articles of Incorporation is hereby deleted in its entirety and substituted by the following in its place and stead:

     "FOURTH. Authorized Shares.

         1. The aggregate number of shares which the Company shall have authority to issue is 55,000,000, of which 50,000,000 shares with par value $.01 per share shall be designated "Common Shares," and 5,000,000 shares with par value of $.01 per share shall be designated "Preferred Shares."

         2. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Shares as Preferred Shares of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights, and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Nevada."